SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
              [Amendment No. . . . . . . . . .]

Filed by the Registrant  [X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to  240.14a-11(c) or
       240.14a-12

                        CONRAIL INC.
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        (Name of Registrant as Specified in Its Charter)

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which
          transaction applies:
          . . . . . . . . . . . . . . . . . . . . . . . . .
     2)   Aggregate number of securities to which
          transaction applies:
          . . . . . . . . . . . . . . . . . . . . . . . . .
     3)   Per unit price or other underlying value of
          transaction computed pursuant
          to Exchange Act Rule 0-11:  (Set forth the amount
          on which the filing fee is calculated
          and state how it was determined.):
          . . . . . . . . . . . . . . . . . . . . . . . . .

     4)   Total Fee Paid
          . . . . . . . . . . . . . . . . . . . . . . . . .

[  ] Fee Paid Previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:__________________________________________

     2)   Form Schedule or Registration Statement No.______________________

     3)   Filing Party:____________________________________________________

     4)   Date Filed:______________________________________________________

                              CONRAIL INC.

                                                             April 3, 1995

 Dear Shareholder:

  On behalf of the Board of Directors and Officers of Conrail Inc., we would like to invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, May 17, 1995 at 9:30 a.m. Eastern Daylight Time in The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania. We look forward to seeing those shareholders who will find it possible to attend the meeting.

  At the meeting, shareholders will be asked to elect four directors for terms expiring in 1998, to approve the Conrail Senior Executive Performance Plan and to ratify the appointment of independent accountants. As has been the case at each meeting of our shareholders, a report on the activities and performance of Conrail will also be made.

  As soon as possible, please complete the top part of the enclosed proxy card, detach the completed portion and return it in the enclosed postpaid return envelope, to ensure that your shares will be voted at the meeting. Voting your shares by proxy does not prevent you from casting your shares in person should you decide to attend the meeting.

  If you intend to come to the meeting, please so indicate in the Special Action section of the proxy card which you return. For those shareholders who do plan to attend the meeting, please retain the bottom portion of the card as this will serve as your admission card to the meeting. You will also note that this bottom portion of the proxy card outlines the agenda for the meeting.

  Conrail's performance during 1994 was gratifying. We demonstrated significant success in managing the strong growth last year, due in no small measure to the evolution of the service group concept which brought together people and functions directly involved in serving particular groups of customers. We have established a very aggressive set of operating goals for 1995 which will necessitate going to the next level in managing our assets and pricing and structuring our service to ensure that the expectations of our customers and shareholders continue to be met.

                                 Sincerely,

/s/    James A. Hagen                    /s/         David M. LeVan
       James A. Hagen                                David M. LeVan
 Chairman of the Board of Directors        President & Chief Executive Officer

                                 CONRAIL INC.

                              Two Commerce Square
                              2001 Market Street
                       Philadelphia, Pennsylvania 19101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1995

To Our Shareholders:

   NOTICE is hereby given that the ANNUAL MEETING OF SHAREHOLDERS
OF CONRAIL INC. will be held in The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on the 17th day of May, 1995 at 9:30 a.m., Eastern Daylight Time, for the following purposes:

1. To elect four directors in Class II to serve until the Annual Meeting of Shareholders in 1998 and until their successors are elected and take office;

2. To approve the Conrail Senior Executive Performance Plan;

3. To ratify the appointment of Price Waterhouse LLP as the independent accountants for the year 1995; and

4. To transact such other business as may properly come before the meeting.

  Only those shareholders of record as of the close of business on March 3, 1995 will be entitled to vote at the meeting. For purposes of any meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders who attend such an adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purposes of acting on any matter set forth in this Notice.

April 3, 1995
                                            By Order of the Board of Directors

                                                          /s/ Allan Schimmel
                                                              Allan Schimmel
                                                           Corporate Secretary

IMPORTANT NOTICE

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT PRIOR TO ITS EXERCISE, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY THEN REVOKE THEIR PROXY AND VOTE IN PERSON.

                                 CONRAIL INC.

                              Two Commerce Square
                              2001 Market Street
                      Philadelphia, Pennsylvania 19101
                               (215) 209-2000


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 17, 1995

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Conrail Inc. ("Conrail") of proxies for use at the Annual Meeting to be held in The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on the 17th day of May, 1995 at 9:30 a.m., Eastern Daylight Time, and at any adjournments thereof. A form of proxy for holders of Conrail's common stock (the "Conrail Common Stock") and Series A ESOP Convertible Junior Preferred Stock (the "Conrail Preferred Stock") is being furnished for use at the Annual Meeting. This Proxy Statement and the form of proxy are being mailed on April 3, 1995, or thereafter as practicable, to all shareholders entitled to vote at the Annual Meeting.

  On July 1, 1993, Conrail Inc. became the publicly held holding company of Consolidated Rail Corporation, which remains the principal subsidiary of Conrail Inc. Except as otherwise noted, references to Conrail in this Proxy Statement are to Consolidated Rail Corporation prior to July 1, 1993 and to Conrail Inc. thereafter. For purposes of the disclosure set forth herein, executive officers of Consolidated Rail Corporation are treated as executive officers of Conrail Inc.

  Voting and Revocation of Proxies. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder who has executed a proxy and wishes to vote in person at the Annual Meeting must deliver a written notice revoking that proxy to the Corporate Secretary of Conrail before the proxy is voted. A shareholder may also revoke a proxy by duly executing a proxy bearing a later date. Proxies for shares of Conrail Common Stock and for shares of Conrail Preferred Stock that have been allocated to individual employees will be voted in accordance with the shareholder's direction. If no direction is given, proxies for shares of Conrail Common Stock will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement. All shares of Conrail Preferred Stock that have not been allocated to an individual employee, and all shares of Conrail Preferred Stock that have been so allocated but as to which no voting instructions have been received by the Trustee of Conrail's Employee Stock Ownership Plan (the "ESOP"), shall be voted in the same manner and proportion as are the shares of Conrail Preferred Stock for which valid instructions are received.

  The Board knows of no matters likely to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters, not now known or determined, properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

  Vote Required. Each share of Conrail Common Stock and each share of Conrail Preferred Stock will entitle the holder thereof to one vote on all matters that may properly come before the Annual Meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Conrail Common Stock and Conrail Preferred Stock, considered as one class, is necessary to constitute a quorum at the Annual Meeting. The votes required for the election of directors and the approval of the Conrail Senior Executive Performance Plan, as set forth below, assume the presence of a quorum at the Annual Meeting.

  The four candidates receiving the four highest numbers of votes cast at the Annual Meeting by the holders of Conrail Common Stock and Conrail Preferred Stock, voting as one class, in the election of Class II directors will be elected Class II directors. Approval of the Conrail Senior Executive Performance Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Conrail Common Stock and Conrail Preferred Stock, voting as one class.

  The election inspector appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate the votes cast, whether in person or by proxy, at the Annual Meeting. The election inspector will treat abstentions with respect to a matter to be submitted to the shareholders as shares that are present and entitled to vote on such matter for purposes of determining the presence of a quorum with respect to such matter, but as unvoted for purposes of determining the approval of such matter. Abstentions will have no impact on the election of directors or any other matter submitted to the shareholders for a vote. Shares represented by broker non-votes with respect to a matter to be submitted to the shareholders will not be considered as present for purposes of determining the presence of a quorum with respect to such matter, or as entitled to vote on such matter. As a result, broker non-votes will have an impact on the presence of a quorum with respect to such matter, but will have no impact on either the election of directors or any other matter submitted to the shareholders for a vote if a quorum with respect to such matter is present.

  Record Date and Outstanding Shares. Pursuant to Conrail's bylaws, the Board has fixed the close of business on March 3, 1995 as the time for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on March 3, 1995, there were issued and outstanding 78,625,629 shares of Conrail Common Stock and 9,821,358 shares of Conrail Preferred Stock. To Conrail's knowledge, the only persons (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, as of March 3, 1995, owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table:

                  Name and Address                 Amount and Nature of        Percent
Title of Class    of Beneficial Owner              Beneficial Ownership        of Class
- --------------    ---------------------------      ------------------------    --------
Conrail Common    AXA, as a group                  6,070,783 (of which:            7.7%
Stock             23, Avenue Matignon              4,195,955-sole voting
                  Paris, France                    power; 103,600-shared
                  and                              voting power; 6,067,783-
                  The Equitable Companies Inc.     sole dispositive power;
                  787 Seventh Ave.                 3,000-shared dispositive
                  New York, NY 10019               power) (1)

Conrail Common    FMR Corp.                        5,525,638 (of which:            7.0%
Stock             82 Devonshire St.                sole voting power-30,738;
                  Boston, MA 02109                 shared voting power-0;
                                                   sole dispositive power-
                                                   5,525,638; shared
                                                   dispositive power-100) (2)

Conrail Common    Janus Capital Corporation        4,173,300 (of which:            5.3%
Stock             100 Fillmore Street,             4,173,300-shared voting
                  Suite 300                        and shared dispositive
                  Denver, CO 80206                 power) (3)


Conrail           Fidelity Management Trust Co.    8,436,488 shares, not          85.9%
Preferred         82 Devonshire Street             individually but solely
Stock             Boston, MA 02109                 in its capacity as
                                                   Trustee of the ESOP (4)

- ------
(1) Based on Schedule 13G filed with the Securities and Exchange Commission on February 10, 1995, the group represented by AXA is composed of Alpha Assurances I.A.R.D. Mutuelle, Alpha
                                    3


    Assurances Vie Mutuelle (101-100 Terrasse Boieldieu, 92042 Paris La Defense France); AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie
    Mutuelle (La Grande Arche, Pardi-Norde, 92044 Paris La Defense
    France); and Uni Europe Assurance Mutuelle (29 Rue Drouot, 75009
    Paris France). These shares represent 6.9% of Conrail's total voting securities (Common Stock and Preferred Stock voting as one class).

(2) Based on Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 13, 1995. These shares represent 6.2% of Conrail's total voting securities. According to the Schedule 13G, Fidelity International Limited ("FIL"), an investment advisor to and former indirect majority-owned subsidiary of FMR Corp., is the beneficial owner of 2,100 shares of Conrail Common Stock. A partnership controlled by Edward C. Johnson, 3d., and members of his family own shares of FIL voting stock with the right to cast approximately 47.22% of the total votes cast by all holders of FIL voting stock. Mr. Johnson is Chairman of FMR Corp. and FIL.

(3) Based on Schedule 13G filed by Janus Capital Corporation ("Janus") with the Securities and Exchange Commission on February 9, 1995. Those shares represent 4.7% of Conrail's total voting securities. According to the
    Schedule 13G, Thomas Bailey, President and Chairman of Janus, may be deemed to have the power to exercise or direct the voting and/or dispositive power that Janus may have with respect to Conrail Common Stock held by portfolios managed by Janus.

(4) Shares of Conrail Preferred Stock are convertible into shares of Conrail Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of Conrail Preferred Stock is deemed to be ownership of an equal number of shares of Conrail Common Stock. These 8,436,488 shares of Conrail Preferred Stock represent 9.5% of Conrail's total voting securities.

    Ownership by Management of Equity Securities. The following table sets forth the beneficial ownership, as of February 24, 1995, of Conrail Common Stock and Conrail Preferred Stock of each director and nominee, each of the five executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such shares of Conrail Common Stock, and sole voting power with respect to such shares of Conrail Preferred Stock. The ESOP Trustee holds sole investment power with respect to all shares of Conrail Preferred Stock. As of February 24, 1995, all Conrail directors and officers as a group owned less than one percent
(1%) of the aggregate outstanding Conrail Common Stock and Conrail Preferred Stock.

                                                     Amount and Nature
                            Name and Title              of Beneficial
Title of Class            of Beneficial Owner           Ownership
- --------------------   ------------------------      -----------------

Conrail Common Stock    H. Furlong Baldwin
                            Director                             2,000

                        Claude S. Brinegar
                            Director                             1,000

                        Daniel B. Burke
                            Director                             2,000

                        Kathleen Foley Feldstein
                            Director and Nominee                   700

                        Roger S. Hillas
                            Director                             2,362

                        E. Bradley Jones
                            Director                             1,000

                        David B. Lewis
                            Director and Nominee                 1,200

                                                     Amount and Nature
                            Name and Title              of Beneficial
Title of Class            of Beneficial Owner           Ownership
- --------------------   ------------------------      -----------------

                        John C. Marous
                            Director and Nominee                   800

                        Raymond T. Schuler
                            Director and Nominee                 7,588

                        David H. Swanson
                            Director                               430

                        James A. Hagen
                            Director and Chairman              124,697(1)

                        David M. LeVan
                            Director, President and Chief
                            Executive Officer                   71,190(1)

                        H. William Brown
                            Senior Vice President-
                            Finance and Administration          89,309(1)

                        Gordon H. Kuhn
                            Senior Vice President-
                            Intermodal Service Group            13,190(1)

                        Charles N. Marshall
                            Senior Vice President-Development   31,358(1)

                        All Directors and Executive Officers
                        as a group                             645,801(2)
- ------
(1) For Messrs. Hagen, LeVan, Brown, Kuhn and Marshall, respectively, includes options exercisable within 60 days to acquire 41,250, 15,626, 44,826, 0 and 25,758 shares of Conrail Common Stock and 1,554, 1,626, 1,609, 1,618 and 1,606 shares of Conrail Preferred Stock allocated to the accounts of the named officers pursuant to the ESOP. Shares of Conrail Preferred Stock are convertible into shares of Conrail Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of Conrail Preferred Stock is deemed to be ownership of an equal number of shares of Conrail Common Stock.

(2) Includes options exercisable within 60 days to acquire 300,963 shares of Conrail Common Stock and 36,087 shares of Conrail Preferred Stock allocated to the accounts of individual officers pursuant to the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

    Proxy Solicitation. Conrail will bear the expense of the Board's proxy solicitation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and employees of Conrail (none of whom will receive additional compensation therefor). Conrail has engaged D. F. King & Company, Inc., 77 Water Street, New York, N.Y., to assist in the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement of out-of-pocket expenses. Upon request, Conrail will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

 Four directors (Class II) will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders in 1998. Four directors (Class I) are serving three-year terms expiring in 1997. Four directors (Class III) are serving three-year terms expiring in 1996. Except directors elected to fill unexpired terms, all directors of each class are elected to serve three-year terms and until their successors are elected and take office. At this time, the Nominating Committee of the Board has chosen not to replace Mr. Michael Moskow, who resigned in August 1994 to become President of the Federal Reserve Bank of Chicago, leaving vacant one Class I Director position. Proxies cannot be voted for a greater number of persons than the number of nominees named.

 All persons named herein as nominees for director have consented to serve, and it is not contemplated that any nominee will be unable to serve as a director. If such event occurs, however, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board, and all proxies eligible to be voted will be voted for such other person or persons.

  Set forth below are the names and ages of the nominees for election to the Board and the directors continuing in office, each such person's prior service as a director of Conrail and a brief description of each such person's business experience over the past five years, including any other directorships in certain companies. Effective March 16, 1995, James A. Hagen retired from the position of Chairman and Chief Executive Officer. Mr. Hagen will remain Chairman of the Board of Directors. David M. LeVan was elected to the position of President and Chief Executive Officer.

PROPOSAL NO. 1
NOMINEES FOR ELECTION AS CLASS II DIRECTORS-TERM EXPIRING 1998:


                                                                  Prior Service
                    Name, Business Experience                        as Conrail
                     and Other Directorships                           Director
- ----------------------------------------------------------------- -------------

Kathleen Foley Feldstein                                             Since 1993
 President of Economics Studies, Inc., a private consulting firm, since prior to January 1, 1990. Director, Bank America Corpo-ration, Digital Equipment Corporation and John Hancock Mutual
  Life Insurance Company. Age 54.

David B. Lewis                                                       Since 1989
 Chairman and Senior Shareholder of Lewis, White & Clay, P.C., a law firm, since prior to January 1990. Director, LG&E Energy
  Corp. and Comerica Bank. Lewis, White & Clay provided legal services to Conrail in 1994. Age 50.

John C. Marous                                                       Since 1991
 Retired in July 1990 from Westinghouse Electric Corporation where he held the position of Chairman and Chief Executive Officer between January 1988 and July 1990. Director, Bell Atlantic Cor-poration, Connecticut Mutual Life Insurance Company and
  Mellon Bank, N.A. Age 69.

Raymond T. Schuler                                                   Since 1981
 Retired in September 1990 from the Business Council of New
  York State, Inc., where he held the positions of Vice Chairman, President and Chief Executive Officer. Director, Northeast Sav-ings Bank, Oneida, Ltd. and North American Medical Instrument
  Company. Age 65.

DIRECTORS CONTINUING IN OFFICE
CLASS I DIRECTORS-TERM EXPIRING 1997:

                                                                  Prior Service
                    Name, Business Experience                        as Conrail
                     and Other Directorships                           Director
- ----------------------------------------------------------------- -------------

H. Furlong Baldwin                                                   Since 1988
 Chairman and Chief Executive Officer of Mercantile Bankshares
  Corporation since prior to January 1990. Director, Mercantile
  Bankshares Corporation, Baltimore Gas & Electric Company,
  GRC International, Inc. and USF&G Corporation. Age 63

James A. Hagen                                                       Since 1989
 Chairman of the Board of Directors of Conrail since May 1989.
  Retired March 1995 as Chief Executive Officer of Conrail, a position he held since May 1989. Chairman, President and Chief Executive Officer between May 1989 and September
  1994. Director, Philadelphia Electric Company and Penn Mu-tual Life Insurance Company. Age 63.

David M. LeVan                                                       Since 1994
 President and Chief Executive Officer of Conrail since March 1995.
  President and Chief Operating Officer of Conrail between Sep-tember 1994 and March 1995. Executive Vice President between November 1993 and September 1994. Senior Vice-
  President-Operations between July 1992 and November 1993.
  Senior Vice President-Operating Systems and Strategy between
  November 1991 and June 1992. Senior Vice President-Corporate Systems between November 1990 and November 1991. Vice President-Corporate
  Strategy between September 1988 and November 1990. Age 49.

David H. Swanson                                                     Since 1989
 Chairman and Chief Executive Officer of Explorer Nutritional
  Group, an animal nutrition company, and Chairman of Premiere
  Agri-Technologies, Inc., an international agricultural business, since January 1995. Chief Executive Officer of Premiere
  Agri-Technologies,Inc. between January 1994 and January 1995.
  Chairman, President and Chief Executive Officer of Central Soya
  Company, Inc. between 1986 and January 1994. Director, Fiduciary
  Trust International. Age 52.

CLASS III DIRECTORS-TERM EXPIRING 1996:

                                                                  Prior Service
                    Name, Business Experience                        as Conrail
                     and Other Directorships                           Director
- ----------------------------------------------------------------- -------------

Claude S. Brinegar                                                   Since 1990
 Vice Chairman since 1989 and Executive Vice President-Admin-istration and Planning from May 1991 to April 1992 of Unocal
  Corporation, a high technology earth resources company. Di-rector, Unocal Corp., Maxicare Health Plans, Inc., and a visiting scholar at Stanford University. Age 68.

Daniel B. Burke                                                    1981 to 1986
 Chairman and Owner, Portland, Maine Baseball Inc.                    and since
  1994. Retired in February 1994 from Capital Cities/ABC, Inc.             1987
  where he held the positions of President and Chief Executive
  Officer since June 1990, and President and Chief Operating
  Officer of that company prior to that time. Director, Capital
  Cities/ABC, Inc., Rohm and Haas Co., Avon Products, Inc.
  and Morgan Stanley Group Incorporated. Age 66.

Roger S. Hillas                                                      Since 1981
 Retired in January 1993 from Meritor Savings Bank where he held the positions of Chairman and Chief Executive Officer be-tween July 1988 and December 1992. Director, P.H. Glatfelter
  Company, Toll Bros., Inc., The Bon-Ton Stores, Inc. and VF
  Corporation. Age 67.

E. Bradley Jones                                                     Since 1987
 Retired in December 1984 from LTV Steel Company where he held the positions of Chairman and Chief Executive Officer and Group Vice President of LTV Corporation. Director, TRW, Inc.,
  NAACO Materials Handling Group, NACCO Industries, Inc.,
  Cleveland-Cliffs, Inc., Birmingham Steel Corporation and RPM,
  Inc.; Trustee, First Union Real Estate Equity and Mortgage
  Investments and Trustee, Fidelity Group of Funds. Age 67.

BOARD COMMITTEES AND MEETINGS

 During 1994, the Board held ten meetings, and each director attended more than 75 percent of the aggregate of the total number of meetings held by the Board and the total number of meetings held by committees of the Board on which such director served.

 The Board has a number of committees, including an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee, consisting of Messrs. Lewis (Chairman), Brinegar, Jones, Marous and Schuler and Ms. Feldstein, met three times during 1994. The Audit Committee reviews Conrail's accounting processes, financial control and reporting systems, as well as the selection of Conrail's independent accountants and the scope of the audits to be conducted. The Compensation Committee, consisting of Messrs. Burke (Chairman), Baldwin, Hillas, Marous and Swanson, met four times during 1994. The Compensation Committee reviews Conrail's compensation programs and structure. The Nominating Committee, consisting of Messrs. Jones (Chairman), Hillas, Lewis and

Schuler, met two times during 1994. The Nominating Committee has the responsibility for recommending individuals for election as members of the Board. The Nominating Committee will consider written recommendations from shareholders for nominees for election to the Board, provided that such recommendations, together with (i) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act, (ii) a description of all arrangements or understandings among the recommending shareholder and each nominee and any other person with respect to such nomination, and (iii) the consent of each nominee to serve as a director of Conrail if so elected, are received by the Corporate Secretary of Conrail by, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of Conrail as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received and, in the case of a special meeting of shareholders, not later than the tenth day after the giving of notice of such meeting.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Directors' Compensation. Directors who are not officers of Conrail receive an annual fee of $25,000 and a fee of $750 for each Board and Board Committee meeting they attend. Each such director who is a chairman of a Board Committee receives an additional annual fee of $2,000, except the chairman of the Audit Committee who receives an additional annual fee of $2,500. Directors who are officers of Conrail are not paid any fees for service on the Board or on any Board Committees.

  Conrail maintains a Retirement Plan for Non-Employee Directors that provides each director who is not an employee or former employee of Conrail with a retirement benefit equal to the product of (1) one-twelfth of his or her annual retainer fee from Conrail in effect at the time the director ceases to serve as a member of the Board and (2) the number of full months, up to 120, he or she served on the Board, including service on the Board of Consolidated Rail Corporation prior to July 1, 1993.

  Benefits are payable in cash, from Conrail's general assets, in equal monthly installments over the ten-year period beginning with the month following the later of (1) the month in which the director ceases to serve on the Board or (2) the month in which the director attains age 65. Notwithstanding the foregoing, (1) the benefits of directors who cease to serve on the Board on account of disability commence with the month following the month in which the director ceases to serve on the Board, and (2) after a director's death, his or her benefits shall be paid to the director's designated beneficiary, or in the absence of a written designation, to the director's estate, in a lump sum, as soon as practicable following the director's death.

  Benefits are forfeited in the event the director, before he or she attains age 65, is removed from the Board for cause or voluntarily resigns from the Board, unless the resignation is approved by the Board on account of a conflict between the interests of the director and the interests of Conrail.

  Conrail also maintains a Board of Directors Charitable Contributions Program pursuant to which Conrail has purchased life insurance policies of $1 million on the life of each director. Upon the death of an individual director, Conrail will donate $1 million in five annual installments of $200,000 each to one or more qualifying educational or charitable organizations designated by the director, and will be reimbursed by the life insurance proceeds. Individual directors derive no financial benefit from the program; all charitable deductions accrue solely to Conrail. In 1994, a donation of $200,000 was made under the program on behalf of the late Ann F. Friedlaender.

  Compensation of Executive Officers. The following table provides certain summary information concerning compensation awarded to, earned by or paid throughout 1994, to Conrail's Chairman and Chief Executive Officer, James A. Hagen, and each of the four other most highly compensated executive officers of Conrail (determined as of the end of the last fiscal year (December 31, 1994) and hereafter referred to as the "named executive officers") for all services rendered in all capacities to Conrail and its subsidiaries during the fiscal years ended December 31, 1992, 1993 and 1994.

                       SUMMARY COMPENSATION TABLE

                                              Long-Term Compensation
                      Annual Compensation             Awards
                     ----------------------- ---------------------------
  (a)                 (b)       (c)       (d)        (f)             (g)          (i)
                                                                  Securities
Name and                                            Restricted    Underlying   All Other
Principal                     Salary     Bonus    Stock Award(s) Options/SARS Compensation
Position             Year       ($)      ($)          ($)            (#)          ($) (1)
- -------------------- ----    --------   -------  -------------- ------------ --------------
J. A. Hagen.......   1994    $647,985   $85,000    $630,000(2)              0       $10,937
Chairman & CEO       1993     646,899    19,500     615,576(3)              0        15,434
                     1992     607,428        -      685,831(4)         62,500        15,167

D. M. LeVan......... 1994     326,458    16,250     266,063(2)          3,900         9,240
President and Chief  1993     255,218     7,784     189,170(3)              0         8,994
Operating Officer    1992     209,255    59,904      89,857(4)         31,250         8,727

H.W. Brown.......... 1994     280,150    14,000     189,000(2)              0         9,240
Sr. Vice President-  1993     264,995     7,990     189,163(3)              0         8,994
Finance & Admin.     1992     259,255        -      219,294(4)         31,250         8,727

G.H. Kuhn........... 1994     279,836   140,000          -                  0         9,240
Sr. Vice President-  1993     252,544    67,456      77,761(3)              0         8,994
Intermodal Srv. Grp. 1992     222,207    63,411      94,123(4)         31,250         8,727

C.N. Marshall....... 1994     255,833   130,000          -                  0         9,240
Sr. Vice President-  1993     259,159   131,040          -                  0         8,994
Development          1992     252,480   145,596          -             31,250         8,727

- ------

(1) The amounts of $9,240, $8,994 and $8,727, respectively, represent Conrail's matching contribution in the form of Conrail Preferred Stock of amounts deferred by the named executive officers through a 401(k) plan during 1994, 1993 and 1992. The shares are allocated based on the per share price set at the time the shares were purchased by the plan. With respect to Mr. Hagen, an additional $1,697 was contributed in 1994 and $6,440 in each of 1993 and 1992 for his annual supplemental term life insurance premium.

(2) This figure represents the full market value as of the February 7, 1995 grant date of restricted shares of Conrail Common Stock awarded to the named executive officer as a result of a 1994 bonus deferral, and is composed of the amount of the 1994 bonus which such officer elected to defer ($420,000, $177,375 and $126,000 for Messrs. Hagen, LeVan and Brown, respectively) plus a matching contribution by Conrail in the amount of 50%. The number of shares of restricted stock was determined by the fair market value of Conrail Common Stock on January 31, 1995 ($52.875). Dividends are paid on all restricted shares.

    As of December 31, 1994, Messrs. Hagen, LeVan, Brown, and Kuhn held, respectively, 25,464, 5,411, 9,072 and 2,993 restricted shares of Conrail Common Stock worth $177,569, $29,047, $22,021 and $27,859, net of the payments which such officers would have been entitled to receive absent their elections to take restricted shares instead of cash bonuses.
    Mr. Marshall held no restricted stock as of December 31, 1994. Valuation is based on the closing price of Conrail Common Stock on December 31, 1994 ($50.50). These numbers exclude shares received in February 1995 pursuant to such officers' 1994 bonus deferrals.

(3) This figure represents the full market value as of the February 7, 1994 grant date of restricted shares of Conrail Common Stock awarded to the named executive officer as a result of a 1993 bonus deferral, and is composed of the amount of 1993 bonus which such officer elected to defer ($410,800, $126,241, $126,237, and $59,877 for Messrs. Hagen, LeVan, Brown
    and Kuhn,
                                   10

    respectively) plus a matching contribution by Conrail in the amount of 50% for Messrs. Hagen, LeVan and Brown and 30% for Mr. Kuhn (each as determined by the length of the deferral period elected by such named executive officer). The number of shares of restricted stock was determined by the fair market value of Conrail Common Stock on February 7, 1994 ($61.6875).

(4) This figure represents the full market value as of the February 26, 1993 grant date of restricted shares of Conrail Common Stock awarded to the named executive officer as a result of a 1992 bonus deferral, and is comprised of the amount of the 1992 bonus which such officer elected to defer ($461,949, $59,904, $147,722, and $63,411 for Messrs. Hagen, LeVan,
    Brown and Kuhn, respectively), plus a 50% matching grant by Conrail. The number of shares of restricted stock was determined by the fair market value of Conrail Common Stock on February 26, 1993 ($54.9375).

    8,409, 1,090, 2,689 and 1,154 shares of restricted stock, respectively, for Messrs. Hagen, LeVan, Brown and Kuhn vested on February 26, 1995, two years from the date of the award.

  The following table contains information concerning the grant of stock options made to David M. LeVan during the fiscal year ended December 31, 1994. No other grants were made to any of the named executive officers.


                      Option/SAR Grants in Last Fiscal Year
                                                                                 Grant Date
                                Individual Grant                                    Value
- ----------------------------------------------------------------------------     --------------
     (a)               (b)            (c)             (d)            (e)                (f)
                    Number of      % of Total
                    Securities     Options/SARs
                    Underlying     Granted to     Exercise or                       Grant Date
                    Options/SARs   Employees in   Base Price                        Present Value
     Name           Granted (#)    Fiscal Year      ($/sh)      Expiration Date       ($) (5)
- ----------------    ------------   ------------   -----------   ----------------    --------------
David M. LeVan....     975(1)          4.1%       $66.9375      January 19, 2004       $14,167
                       975(2)          4.1%       $66.9375      January 19, 2004       $14,167
                       975(3)          4.1%       $66.9375      January 19, 2004       $14,167
                       975(4)          4.1%       $66.9375      January 19, 2004       $14,167
- ---------

(1) Exercisable only upon the price of Conrail Common Stock achieving a level of $82.00 per share for thirty consecutive days, unless the stock price has failed to meet this requirement by January 1, 1999, in which event these options become exercisable on January 1, 1999 and expire June 30, 1999.

(2) Exercisable only upon the price of Conrail Common Stock achieving a level of $94.00 per share for thirty consecutive days, unless the stock price has failed to meet this requirement by January 1, 1999, in which event these options become exercisable on January 1, 1999 and expire June 30, 1999.

(3) Exercisable only upon the price of Conrail Common Stock achieving a level of $106.00 per share for thirty consecutive days, unless the stock price has failed to meet this requirement by January 1, 1999, in which event these options become exercisable on January 1, 1999 and expire June 30, 1999.

(4) Exercisable only upon the price of Conrail Common Stock achieving a level of $118.00 per share for thirty consecutive days, unless the stock price has failed to meet this requirement by January 1, 1999, in which event these options become exercisable on January 1, 1999 and expire June 30, 1999.

(5) Values are calculated using the Black-Scholes option pricing model and assuming a five-year option term, resulting in a present value of $14.53 per option. Assuming a ten-year term, the present value of the options is $19.78. The values shown are purely theoretical and do not reflect the actual values the recipient may eventually realize. Any ultimate value will depend on the market value of Conrail's Common Stock at a future date. In addition to the stock prices at the time of grant and the exercise prices, which are identical, and the ten and five year terms of each option, the following assumptions were used to calculate the values shown for the options granted, for the respective five and ten year terms: expected dividend growth (8.0% and 8.0%); expected stock price volatility (.20 and .20-the most recent volatility for the month-end stock prices of Conrail's
   Common Stock for the 60 months prior to the grant date); and risk-free rate of return (5.07% and 5.66%-equal to the yield on a zero-coupon five- and ten-year bond, respectively, on the option grant date).

   The following table provides information concerning each exercise of stock options during the fiscal year ended December 31, 1994 by each of the named executive officers and the value of unexercised stock options held by each such officer as of December 31, 1994.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                   and Fiscal Year-End Option/SAR Values

     (a)             (b)               (c)             (d)             (e)
                                                    Number of
                                                    Securities      Value of
                                                    Underlying     Unexercised
                                                   Unexercised    In-the-Money
                                                   Options/SARs   Options/SARs
                                                  at FY-End (#)   at FY-End ($)
                                                  ------------- ---------------
               Shares Acquired                    Exercisable/  Exercisable/
Name           On Exercise (#) Value Realized ($) Unexercisable Unexercisable(1)
- -------------- --------------- ------------------ ------------- ---------------
J.A. Hagen....        0                   0         E 71,250     E $1,493,672
                                                    U 31,250     U    232,422
D.M. LeVan....        0                   0         E 15,626     E    116,218
                                                    U 19,524     U    116,204
H.W. Brown....   26,200            $878,519         E 44,826     E  1,133,618
                                                    U 15,624     U    116,204
G.H. Kuhn.....        0                   0         E 15,626     E    116,218
                                                    U 15,624     U    116,204
C.N. Marshall.        0                   0         E 25,758     E    457,857
                                                    U 15,624     U    116,204
- ------------

(1) This valuation is based on the fair market value of Conrail Common Stock on December 31, 1994 ($50.0625). Of Mr. LeVan's 19,524 unexercisable options, 3,900 have an exercise price of $66.9375 and were not in-the-money at year end.

                Pension Plan Table and Related Disclosure

   The following table shows estimated annual retirement benefits payable under the Supplemental Pension Plan of Consolidated Rail Corporation.

                           Years of Service
             --------------------------------------------
Remuneration  15 Yrs   20 Yrs   25 Yrs   30 Yrs   35 Yrs
- ------------ -------- -------- -------- -------- --------
$  125,000.. $ 20,931 $ 27,908 $ 34,885 $ 41,862 $ 48,839
   150,000..   26,181   34,908   43,635   52,362   61,089
   175,000..   31,431   41,908   52,385   62,862   73,339
   200,000..   36,681   48,908   61,135   73,362   85,589
   225,000..   41,931   55,908   69,885   83,862   97,839
   250,000..   47,181   62,908   78,635   94,362  110,089
   300,000..   57,681   76,908   96,135  115,362  134,589
   400,000..   78,681  104,908  131,635  157,362  183,589
   450,000..   89,181  118,908  148,635  178,362  208,089
   500,000..   99,681  132,908  166,135  199,362  232,589
   600,000..  120,681  160,908  201,135  241,362  281,589
   700,000..  141,681  188,908  236,135  283,362  330,589
   800,000..  162,681  216,908  271,135  325,362  379,589
   900,000..  183,681  244,908  306,135  367,362  428,589
 1,000,000..  204,681  272,908  341,135  409,362  477,589
 1,100,000..  225,681  300,908  376,135  451,362  526,589
 1,200,000..  246,681  328,908  411,135  493,362  575,589



  Messrs. Hagen, LeVan, Brown, Kuhn and Marshall have 14, 17, 16, 20 and 16 years of credited service, respectively. Compensation covered by the Pension Plan consists of an employee's wages for federal income tax purposes (see column (c) to the Summary Compensation Table plus any bonus paid in 1994; column (d) reflects bonuses earned in the stated year, but not paid in such year), excluding reimbursements, fringe benefits, gains from the exercise of employee stock options, and contributions to deferred compensation plans other than employee deferrals under Conrail's Matched Savings Plan. In 1994, the covered compensation of Messrs. Hagen, LeVan, Brown, Kuhn and Marshall was $1,078,092, $421,386, $535,470, $347,455 and $466,320, respectively. The table above shows estimated annual retirement benefits, after application of the Pension Plan's railroad retirement offset, payable to participants as a straight life annuity under the Pension Plan upon normal retirement at age 65 based upon final average compensation and years of Conrail service. The table does not reflect statutory limits on benefits under tax-qualified plans.

   Employment Agreements and Termination of Employment and
               Change in Control Arrangements

   Conrail entered into an employment agreement with Mr. Hagen in connection with Mr. Hagen's employment as Conrail's Chairman and Chief Executive Officer. Mr. Hagen also serves as a member of the Board, subject to shareholder approval. The employment agreement was for an initial term of five years, which began April 17, 1989, and continued until Mr. Hagen's retirement in March 1995. The initial base salary under the employment agreement was $450,000 per year, subject to upward adjustment by the Board. Under the agreement, Mr. Hagen is also entitled to supplemental retirement benefits equal to any difference between (a) the estimated retirement benefits to which he would have been entitled from CSX Distribution Services, Inc. ("CSX") if he had continued his employment with CSX throughout the time employed by Conrail and (b) his actual retirement benefits from Conrail and CSX. Conrail estimates that Mr. Hagen's annual supplemental retirement benefits under the referenced provisions will be approximately $280,000. These supplemental retirement benefits are payable from Conrail's general assets in the form of an annuity for the life of Mr. Hagen, and do not reflect the pre- and post-retirement survivor protections elected by Mr. Hagen.

  Conrail entered into Continuation Agreements with each of its executive officers, including the named executive officers, other than Mr. Hagen. If within two years following a "change in control" of Conrail (as defined in the Continuation Agreements, excluding a "change in control" in which such officer has participated without the approval of Conrail's Board), (1) Conrail terminates an executive officer's employment without cause, or (2) an executive officer terminates his or her employment after a reduction in his or her "compensation rate" (as defined in the Continuation Agreements, which includes amounts payable pursuant to Conrail's annual management incentive compensation plans) or in his or her other employee benefits, such executive officer will receive any supplemental retirement benefits to which such executive officer may be entitled, and for two years after such termination of employment, compensation at such executive officer's "compensation rate," plus medical and life insurance benefits.

  Conrail and each of its executive officers, including the named executive officers, have agreed to terminate the Continuation Agreements effective June 3, 1995, the first date on which all of the agreements could be terminated simultaneously.

Board Compensation Committee Report

  Conrail's Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee's executive officer compensation policies for 1994 were as follows:

  1. The Committee continued to emphasize at-risk compensation based on corporate performance.

  2. The Committee believes an appropriate cash compensation structure for Conrail executive officers is a base salary slightly below the average for officers with similar positions at comparable companies, together with a significant component of performance-related at-risk compensation in the form of an annual incentive opportunity, resulting in a total cash compensation opportunity that is slightly above the average for the executive officers' counterparts at comparable companies. The Committee believes that setting total cash compensation opportunities slightly above the total cash compensation opportunities at comparable companies is an effective method to attract, retain and motivate qualified executive officers.

   In determining 1994 cash compensation levels, the Committee considered executive officer compensation at companies of a size comparable to Conrail, i.e., companies with revenues in the $3-$4 billion range.

  3. The Committee, in setting 1994 base salaries for individual executive officers and, in particular, the changes in those base salaries between 1993 and 1994, also considered each executive officer's expertise, scope of responsibility and achievement, all of which were given equal weight relative to one another. Achievement is measured against a management style that promotes customer focus, teamwork and process improvement. Consistent with the cash compensation structure outlined above, the average base salaries of the named executives in 1994 were slightly below the average for officers with similar positions at the comparable companies.

  4. As in 1993, performance-related at-risk compensation for executive officers in 1994 was provided under an incentive plan pursuant to which all non-agreement employees were eligible to receive incentive payments. The size of the incentive awards were intended generally to provide, when added to the base salaries of the executive officers, total cash compensation opportunities slightly above the average for the executive officer's counterparts at comparable companies. In December 1993, the Committee set two measurements of corporate performance relevant to the 1994 incentive plan: operating income and operating ratio (operating expenses as a percent of revenues). No payment would have been made under the plan unless a specified level of operating income for 1994 had been attained. The amount of the payments under the plan was correlated to the actual 1994 operating ratio, which was equal to the targeted 1994 operating ratio.

  5. Executive officers were permitted to defer receipt of their 1994 incentive awards for up to five years by electing to receive all or a portion of those awards in restricted shares of Conrail common stock. As an incentive to so elect, a further award of restricted stock (bonus shares) was offered to each participant, the amount of which was determined by the period of restriction elected by such participant for those bonus shares. The percentage of the bonus shares in relation to the deferred incentive award was equal to 10%, 20%, 30%, 40% or 50% for an election of a one, two, three, four, or five-year restriction, respectively, on the bonus shares. The same level of benefits was made available to all non-agreement employees who elected to defer. As a consequence, the size of the restricted stock award is a function of Conrail's performance under the 1994 incentive plan and the individual elections of participants in the plan to receive their incentive payments in the form of restricted stock awards. The Committee continues to believe that such incentives are an appropriate method to more closely align the personal financial interests of executive officers and employees with the financial interests of shareholders.

  6. During 1994, there were no general awards of stock options to executive officers. David M. LeVan received an award of 3,900 stock options in recognition of his promotion from Senior Vice President-Operations to Executive Vice President. The size of the award was determined by reference to the total number of options scheduled to be granted to executive officers based on their respective levels, as part of a two year program beginning in July 1992 and ending in July 1994. Mr. LeVan has since been promoted to the position of President and Chief Operating Officer and thereafter to the office of President and Chief Executive Officer, on Mr. Hagen's retirement. In addition, two newly elected officers who are not named in the executive compensation table also received awards of stock options in recognition of their promotions. All of the options referred to herein have exercise prices equal to the fair market value of Conrail's common stock on the date of the award, and vest in 25% increments tied to increases in the market price of such stock. The performance-based vesting features of the options are consistent with all options granted in 1994 and are intended as an incentive for behavior that will result in increased shareholder value as measured by the market price of Conrail's common stock.

  7. Consistent with its emphasis on at-risk compensation, the Committee has attempted to structure incentive payments to the most highly compensated senior executives in a manner that would permit such payments to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, and therefore preserve, to the extent possible, federal income tax deductions available to Conrail for executive compensation. The Committee has approved for submission to the shareholders the Conrail Senior Executive Performance Plan (the "Plan"), which is intended to permit incentive payments to be made to the most highly compensated executives that qualify as "performance based" within the meaning of Section 162(m). However, the Committee reserves the right to pay compensation that would not qualify as "performance-based" under Section 162(m) to the extent it determines that it is in the best interests of Conrail to do so.

  8. The Committee determined the 1994 base salary of Mr. Hagen as Chairman, President and Chief Executive Officer, currently Chairman, after considering both individual and business performance. The Committee also took into account the base salaries of Chief Executive Officers of the comparable companies referred to above. The Committee determined there would be no increase in base salary for 1994. In lieu of a base salary increase, and consistent with its policy of rewarding performance through annual incentive cash awards, the Committee made a $50,000 cash award to Mr. Hagen in 1994. The award was based on the following criteria, which generally appear in descending order of the importance accorded them. First, Mr. Hagen's 1994 base salary was at the lower end of the target range of the average base salary for chief executive officers at the comparable companies. In addition, the award reflected Conrail's strong performance in the prior year, having exceeded its financial goals expressed in terms of reduced operating ratio and increased net income. The Committee also considered the increased challenges facing Mr. Hagen in 1994, including the reorganization of the railroad's marketing and operating functions into four new service groups and the value placed on Mr. Hagen's continuing leadership in the industry.

  9. The amount of Mr. Hagen's 1994 annual incentive award was determined by the same factors applicable to all executive officers, namely the goals for operating income and operating ratio described above.

   Roger S. Hillas, Chairman    John C. Marous      H. Furlong Baldwin

PERFORMANCE GRAPH

  The following line graph depicts a comparison of Conrail's five-year cumulative total shareholder return, assuming reinvestment of dividends, with the S&P 500 Stock Index and a railroad peer group index.

GRAPHICAL MATERIAL OMITTED FOR ELECTRONIC FILING. SEE FOLLOWING PARAGRAPH AND TABLE FOR NARRATIVE EXPLANATION.

   Assumes $100 invested on December 31, 1989 in Conrail Common Stock, S&P 500 Stock Index and the rail peer group composite (the returns of which have been weighted according to their respective market capitalization as of each December 31, the beginning of the periods for which returns are indicated).


                    1989  1990  1991  1992  1993  1994
                    ----  ----  ----  ----  ----  ----
Conrail............ $100   $87  $188  $217  $311  $241
S&P 500............ $100   $97  $126  $136  $150  $152
Rail Composite..... $100   $99  $153  $174  $204  $169

PROPOSAL NO. 2
TO APPROVE THE CONRAIL SENIOR EXECUTIVE PERFORMANCE PLAN

   The Board of Directors recommends the adoption of the Conrail Senior Executive Performance Plan ("the Plan") under which certain senior executive officers of Conrail will be eligible to receive annual bonus awards upon the satisfaction of certain performance criteria, as more fully explained hereafter. The Compensation Committee has adopted, and the Board has ratified, the Plan, subject to the approval of shareholders. An affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Conrail Common Stock and Conrail Preferred Stock, voting as one class, will constitute shareholder approval of the Plan.
   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits federal income tax deductions for compensation paid to a company's chief executive officer and four other highest paid executives to $1 million per year for each such executive. However, to the extent compensation is "performance-based compensation" within the meaning of Code section 162(m), it will not be subject to the Code section 162(m) deduction limitation. It is the intention of the Compensation Committee that the compensation paid to any of the senior executive officers pursuant to the Plan will qualify as "performance-based" under Section 162(m), and thereby be fully deductible by Conrail.
   For 1995, the Compensation Committee has established performance goals under the Plan consistent with those established under the 1995 incentive plan for non-agreement employees not covered by the Plan. However, the Compensation Committee reserves the right to pay compensation outside the Plan or pursuant to different performance criteria to the extent it determines that it is in the best interests of Conrail to do so.

   If the Plan had been in effect for 1994 with the same performance goals that the Compensation Committee has established under the Plan for 1995, no awards would have been paid pursuant to the Plan for 1994. If the Plan had been in effect for 1994 with the same performance goals that were in effect for the 1994 incentive plan, an executive officer covered by the Plan (a
"Participant") would have received approximately the same award under the Plan that such individual received under the 1994 incentive plan. See columns (d) and (f) of the Summary Compensation Table.

Description of the Plan

   The full text of the Conrail Senior Executive Performance Plan is attached to this Proxy Statement as Appendix A. The following is a summary of the major provisions of the Plan and is qualified in its entirety by the full text of the Plan.

   The Plan allows the Compensation Committee to select for participation in any given year individuals from among those holding one of the following positions with Conrail: Chairman, Chief Executive Officer, Chief Operating Officer, President, any Executive Vice President and any Senior Vice President. As of March 3, 1995, Conrail had eight persons eligible to be Participants. The Compensation Committee may select different Participants for different years or no Participant in a particular year.

Under the Plan, the Compensation Committee will establish objective performance goals, within the meaning of Code section 162(m), relating to any calendar year performance period ("Performance Period"). Any performance goals for a particular performance period will be based on one or more of the following business criteria: net income, operating income, earnings per share, debt reduction, safety, on-time train performance, return on investment, operating ratio, cash flow, return on assets, stockholder return, revenue, customer satisfaction and return on equity. If the Compensation Committee establishes performance goals for a Performance Period relating to more than one of these business criteria, the Compensation Committee may determine to make awards under the program for that Performance Period upon attainment of the performance goal relating to any one or more of such criteria. The Compensation Committee has established performance goals for operating income and operating ratio for 1995 that must be attained before any awards may be paid with respect to 1995 under the Plan.

   A Participant's award, if any, will be based on a percentage of his or her salary. Awards will be paid in the form of cash or Conrail securities, as determined by the Compensation Committee, and at such times as the Compensation Committee determines. The Compensation Committee may permit Participants to defer or accelerate receipt of their awards and may set conditions for such deferral or acceleration, including increases or decreases in the amount, and changes in the form, of the awards.

   The maximum amount of compensation that any Participant may receive under the Plan for any Performance Period is the lesser of 200% of the salary of such Participant on the first day of the Performance Period, or $2 million. The Compensation Committee has the sole and absolute discretion to reduce the amount of an award that would otherwise be payable to an executive upon the attainment of performance goals.

   The Compensation Committee has the right to amend, suspend or terminate the Plan, subject to the right of a Participant to receive an award that accrued prior to such amendment, suspension or termination.

   The Board of Directors recommends a vote for Proposal No. 2.

PROPOSAL NO. 3
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP
AS THE INDEPENDENT ACCOUNTANTS FOR THE YEAR 1995

   The Board has selected the firm of Price Waterhouse LLP ("Price Waterhouse") as independent accountants to audit the books, records and accounts of Conrail for the current fiscal year, subject to ratification by vote of Conrail's shareholders. If the shareholders do not ratify the selection of Price Waterhouse, the selection of independent accountants will be reconsidered and made by the Board. It is understood that even if the selection is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Conrail and its shareholders. Price Waterhouse has served as Conrail's independent accountant since 1994.

   On February 16, 1994, the Board, with the approval of the Audit Committee, dismissed Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), Conrail's previous independent accountants, and selected Price Waterhouse as Conrail's independent accountants. Neither of Coopers & Lybrand's reports on Conrail's financial statements for the years 1992 and 1993 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Since January 1, 1992, there have been no disagreements between Conrail and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to refer thereto in connection with its report. Since January 1, 1992, Coopers & Lybrand has not advised Conrail that
(1) the internal controls necessary for Conrail to develop reliable financial statements do not exist; (2) information has come to the attention of Coopers & Lybrand that led it to no longer be able to rely on Conrail management's representations, or that has made Coopers & Lybrand unwilling to be associated with the financial statements prepared by Conrail's management; (3) there was a need to expand significantly the scope of the Coopers & Lybrand audit, or that information has come to the attention of Coopers & Lybrand that if further investigated may (i) materially affect the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause Coopers & Lybrand to be unwilling to rely on Conrail management's representations or be associated with Conrail's financial statements; or
(4) information has come to the attention of Coopers & Lybrand that it has concluded materially affects the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of Coopers & Lybrand, would prevent it from rendering an unqualified audit report on those financial statements). Between January 1, 1992 and February 16, 1994, neither Conrail nor anyone on its behalf consulted Price Waterhouse on any matter.

  Representatives of Price Waterhouse are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote for approval of Proposal No. 3.

SHAREHOLDER PROPOSALS

  Proposals which shareholders wish to be presented at the 1996 Annual Meeting of Shareholders, scheduled for May 15, 1996, must be received by Conrail no later than December 1, 1995 to be considered for inclusion in the Proxy Statement and the form of proxy for the 1996 Annual Meeting. Proposals should be addressed to the Secretary of the Corporation, Conrail Inc., Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19101-1417. All proposals should be sent by certified mail, return receipt requested.

                                    By Order of the Board of Directors

                                   /s/ Allan Schimmel
                                       Allan Schimmel
                                       Corporate Secretary

April 3, 1995

                                                            APPENDIX  A

                                  CONRAIL INC.

                       SENIOR EXECUTIVE PERFORMANCE PLAN

                                    PURPOSE

1. The purposes of this Plan are to encourage outstanding performances from the senior executives of Conrail and its subsidiary, Consolidated Rail Corporation, (the "Company"), to attract and retain exceptional senior executives, and to provide a direct incentive to the Participants to achieve Conrail's strategic and financial goals.

                               DEFINITIONS

2. When used in this document, the following terms shall have the meanings set forth below:

   Base Salary means the base salary of a Participant as of the beginning of the Performance Period, or at the time that he/she became subject to the Plan, exclusive of any incentive or stock based compensation.

   Beneficiary means the person or persons to whom payments are to be made pursuant to the terms of the Plan in the event of the Participant's death. A Participant may designate a Beneficiary on forms provided by the Company and may change his or her designation at any time. If no Beneficiary is designated, or for any reason the designation is ineffective, the award shall be paid to the Participant's estate.

   Board means the Board of Directors of Conrail.

   Compensation Committee means the Compensation Committee of the Board of Directors of Conrail.

   Participant means the senior executives, if any, who are determined and designated by the Compensation Committee to be eligible to receive awards under the Plan. Directors of Conrail who are full-time executives of the Company and/or Conrail shall be eligible to participate in the Plan. The Compensation Committee may designate Participants from among the group of individuals who hold one or more of the following positions within the Company and/or Conrail at any time during a Performance Period:

                            Chairman
                            Chief Executive Officer
                            Chief Operating Officer
                            President
                            Any Executive Vice President
                            Any Senior Vice President

   Performance Period means the twelve consecutive month period beginning on January 1 and ending on December 31.

   Plan means the Conrail Inc. Senior Executive Performance Plan.

                             ADMINISTRATION

 3. (a) The Plan shall be administered by the Compensation Committee, which shall consist of not less than three directors of Conrail who shall be appointed by the Board of Directors. No person shall serve as a member of the Compensation Committee unless at the time of his/her appointment and service he/she shall be a "disinterested person," as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor Act then in effect (the "Exchange Act"). In addition, no person shall serve as a member of the Compensation Committee unless at the time of his appointment and service he shall be an "outside director" for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    (b) The Compensation Committee shall interpret the Plan, prescribe, amend and rescind rules relating to the Plan (including rules and procedures for establishing performance goals in accordance with the requirements of Code section 162(m) relating to performance-based compensation), select eligible Participants, grant awards thereto, and take all other actions necessary for the administration of the Plan, which actions shall be final and binding upon all Participants. The Compensation Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such power and duties as the Committee may deem appropriate and that are not inconsistent with the Plan.

                            PERFORMANCE GOALS

4. (a) The Compensation Committee shall establish performance goals applicable to a particular Performance Period in writing prior to the commencement of a relevant Performance Period; provided, however, that such goals may be established after the commencement of the Performance Period but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued by the Treasury Department of the United States ("Treasury Department") with respect to Code section 162(m).

    (b) Each performance goal applicable to a Performance Period shall identify one or more business criteria that is to be monitored during the Performance Period. Such business criteria shall include any of the following:

net income                          cash flow
earnings per share                  return on assets
debt reduction                      shareholder return
safety                              revenue
on-time train performance           customer satisfaction
return on investment                return on equity
operating ratio                     operating income

    (c) With respect to each business criteria that is identified in a performance goal for a particular Performance Period, the Compensation Committee shall determine the target levels or range of performance that must be achieved in order for the corresponding performance goals to be treated as attained.

    (d) The Compensation Committee may base performance goals for a particular Performance Period on one or more of the business criteria set forth in
Section 4. (b) of this Plan. In the event the Compensation Committee bases performance goals for a Performance Period on more than one business criteria, the Compensation Committee may determine to make awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals established within the period described in Section 4. (a) of the Plan are stated as alternatives to one another in the case of more than one business criteria.

                                 AWARDS

5. (a) Amount of Award. Under the Plan, a Participant may receive an award equal to a percentage (or percentages) of his/her Base Salary. The percentage(s) shall depend upon the position held by the Participant and the performance goal as established by the Compensation Committee pursuant to Section 4.

    (b) Performance Goal Certification. The Compensation Committee may make an award to a Participant only in the event the Compensation Committee certifies in writing prior to payment of the award that the performance goal or goals under which the award is to be paid has or have been attained. Under no circumstances shall an award be payable under this Plan if none of the performance goals for a particular Performance Period are attained.

    (c) Maximum Award Payable. The maximum award payable under this Plan to any Participant for any Performance Period shall not exceed cash in an amount equal to, or securities with a fair market value equal to, 200% of such Participant's Base Salary or $2 million dollars ($2,000,000), whichever is less.

    (d) Absolute Discretion to Reduce Awards. The Compensation Committee in its sole and absolute discretion may reduce the amount of an award otherwise payable to a Participant upon attainment of the performance goal or goals established for a Performance Period.

    (e) Shareholder Approval of Goals Required. Awards shall not be payable under this Plan unless the material terms, as defined in proposed or final regulations issued by the Treasury Department with respect to Code Section 162(m), of the performance goal or goals under which the award is to be paid have been disclosed to and subsequently approved by Conrail's shareholders in accordance with Code Section 162(m).

    (f) Unsatisfactory Performances. A Participant's performance must be satisfactory, regardless of Company performance, before he or she may be granted an award.

    (g) New Employee, or Retirement, Permanent Disability, Death or Termination of Employment. To the extent permitted under proposed or final regulations issued by the Treasury Department with respect to Code section 162(m), in the event the performance goals for a Performance Period are attained, the Compensation Committee, in its discretion, may grant all or such portion of an award for the Performance Period as it deems advisable to a Participant (or his Beneficiary in the case of his death) who is employed or who is promoted to a senior executive position covered by this Plan during the year, or whose employment is terminated during the Performance Period because of his or her retirement, death, resignation or discharge, or who suffers a permanent disability.

                            PAYMENT OF AWARDS

6. (a) Immediate Payment. Participants shall receive awards as soon as practicable following grant of such awards by the Compensation Committee, except to the extent the terms of the award provide otherwise.

    (b) Acceleration/Deferral of Payment of Awards. Prior to the end of the Performance Period, the Compensation Committee may permit each Participant to elect to have the payment of all or a portion of his or her award accelerated or deferred, as the case may be, on the terms and in the form determined by the Compensation Committee, including terms governing payment upon the completion of the deferral or acceleration period, retirement, death, permanent disability, resignation or termination of employment. Any election shall be irrevocable and shall be made on a form prescribed by the Compensation Committee. The election shall apply only to that year. Except as otherwise expressly provided with respect to an award, if a Participant has not made an election, any award granted to him or her for that year shall be paid pursuant to Section 6. (a).

    (c) Awards in Conrail Securities. The Compensation Committee may, in its sole discretion, pay awards in the form of Conrail securities, or permit Participants to elect to accelerate or defer awards in the form of Conrail securities. To the extent applicable, such elections by Participants shall be made in accordance with the provisions of Section 6. (b). In addition, the Compensation Committee may provide for additional amounts to be paid (or reduced amounts, as the case may be) based on the amount and length of time between the grant and payment of the award. In any such case, the applicable terms of the award, including the additional or reduced amounts, must be established by the Compensation Committee in a manner consistent with the establishment of performance goals, as set forth in Section 4. (a). In no event shall any award, including any additional amounts awarded as provided above, exceed the maximum set forth in Section 5. (c). For purposes of Section 5.(c), the calculation of the total value of an award in the form of Conrail securities shall be the fair market value of such securities on the date of the grant of the award.

                           GENERAL PROVISIONS

 7. (a) Withholding Taxes. Appropriate payroll and income taxes shall be withheld from payments made to Participants pursuant to this Plan.

    (b) Nonassignment. The right of a Participant or Beneficiary to the payment of any awards under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

    (c) No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continue employment with Conrail or the Company or any subsidiary thereof, nor interfere in any way with the right of Conrail or the Company to terminate the employment of such Participant at any time without assigning any reason therefor.

    (d) Effective Date, Termination and Amendment. The Plan shall be effective January 1, 1995 and shall become effective upon approval by Conrail's shareholders at its 1995 Annual Meeting. The Compensation Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, including, but not limited to, any amendment necessary to insure that Conrail may obtain any required regulatory approvals, and if the Plan is suspended or terminated, the Compensation Committee may reinstate any or all of its provisions. No amendment, suspension or termination may impair the right of a Participant or his or her designated Beneficiary to receive the performance award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension or termination.

    (e) Applicable Law. The Plan shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania.

                                    CONRAIL INC.

               Proxy Solicited on behalf of the Board of Directors of The Company for the Annual Meeting of Shareholders, May 17, 1995

P The undersigned hereby constitutes and appoints Daniel B. Burke, Roger S.
R Hillas and E. Bradley Jones, and each of them, as true and lawful agents and O proxies with full power of substitution in each to represent the undersigned
X at the Annual Meeting of Shareholders of CONRAIL INC. to be held on Wednesday, Y May 17, 1995 at 9:30 a.m. in The Academy of Music Hall, 1420 Locust Street,
  Philadelphia, Pennsylvania, and at any adjournments thereof, on all matters coming before said meeting. If the undersigned participates in the Consolidated Rail Corporation Employee Stock Ownership Plan (ESOP), pursuant to which the ESOP account of the undersigned has been allocated shares of Conrail Inc. Series A ESOP Convertible Junior Preferred Stock (ESOP Stock), the undersigned hereby directs Fidelity Management Trust Company, as Trustee to the ESOP, to vote all such shares at the aforesaid Annual Meeting and any adjournments thereof as designated on the reverse side of this proxy and in its discretion on such other matters as may properly come before the meeting.

  Election of Directors. Nominees:

  Class II-Term Expiring 1998

  1. Kathleen Foley Feldstein
  2. David B. Lewis
  3. John C. Marous
  4. Raymond T. Schuler

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If you sign and return this card but do not mark any boxes, your shares of Common Stock will be voted in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares of Common Stock unless you sign and return this card. If you do not sign and return this card, or if you sign and return the card but do not mark the boxes, your shares of ESOP Stock, if any, will be voted by the ESOP Trustee, together with unallocated ESOP Stock, in the same manner and proportion as the shares of ESOP Stock for which valid voting instructions have been received.

Comments:
         -------------------------------------------------------  SEE REVERSE
         -------------------------------------------------------     SIDE

                                                                2570
      Please mark your
  X   vote as in this
      example.


  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to the voting of Common Stock, this Proxy will be voted FOR Proposals 1, 2 and 3. With respect to the effect of the undersigned shareholder's failure to direct the voting of ESOP Stock, SEE REVERSE SIDE.

               The Board of Directors recommends a vote FOR:

1. Election of              2. Approval of              3. Ratification of
   Directors                   Conrail Senior              Auditors.
   Class II-Term               Executive
   Expiring 1998               Performance
   (see reverse).              Plan.

   FOR  WITHHELD               FOR  AGAINST  ABSTAIN       FOR  AGAINST  ABSTAIN
   ___    ___                  ___    ___      ___         ___    ___      ___

For, except vote withheld
from the following nominee(s):
_____________________________
_____________________________
________________________________________________________________________________

                                                       Special Action

                                            Will Attend           Comments
                                            Annual Meeting _____     on    _____
                                                                  Reverse
                                                                   Side

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                   ________________________
                                                   ________________________
                                                   SIGNATURE(S)        DATE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                         Detach Proxy Card Here



                                                      Annual
                                                      Meeting of
                                                      Shareholders

                                                      May 17, 1995, 9:30 a.m.

                                                      The Academy of Music Hall
                                                      1420 Locust Street
                                                      Philadelphia, PA

The Academy of Music Hall is located in Center City Philadelphia and is in close proximity to SEPTA's major mass transit lines. Shareholders attending the Conrail meeting may use, at their own expense, any of the commercial parking lots in and around The Academy of Music Hall.

                     SHAREHOLDER SERVICES DIRECTORY

Providing accurate and timely service to our shareholders is of utmost importance. The following is a listing of shareholder services available and the parties to contact to obtain these services:

* For stock transfer, dividend disbursement, change of address, loss of a stock certificate or dividend check, please contact

                 First Chicago Trust Company of New York
                 P.O. Box 2500, Jersey City, NJ 07303-2500
                           (201) 324-0498

* For more general corporate information, such as earnings and dividend information, recent press releases, etc., including facsimile copies of releases, please dial, toll-free,

                      Conrail Shareholder Direct SM

                             (800) 215-RAIL

* For all other shareholder inquiries, please contact

                Office of the Corporate Secretary
                        Conrail Inc.
             2001 Market Street, P.O. Box 41417
                 Philadelphia, PA 19101-1417
                      (215) 209-5611

                              Admission Ticket

                               CONRAIL INC.

                               Annual Meeting
                                    of
                               Shareholders

                            Wednesday, May 17, 1995
                                  9:30 a.m.
                          The Academy of Music Hall
                               1420 Locust Street
                                Philadelphia, PA



                                 Meeting Agenda
                                 --------------


* Welcome by James A. Hagen, Chairman of the Board of Directors
* Presentation of Affidavit of Notice of Meeting
* Report on Quorum
* Report on Appointment of Judge of Election
* Election of Directors to serve until Annual Meeting of Shareholders in 1998
* Approval of Conrail Senior Executive Performance Plan
* Ratification of Price Waterhouse as Independent Auditors
* Remarks by David M. LeVan, President & Chief Executive Officer
* Discussion Period
* Report on Results of Balloting
* Adjournment


It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete, detach and mail the proxy card above.


If you plan to attend the Annual Meeting, please mark the appropriate box in
- ----------------------------------------------------------------------------
the Special Action Section of the proxy card above. Display this ticket to the
- ------------------------------------------------------------------------------
Conrail representative at the entrance to The Academy of Music Hall.
- --------------------------------------------------------------------